UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File No.)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota 55344

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on July  20, 2016 and October 30, 2016, Sunshine Heart, Inc. (the “Company,” “we” or “us”) entered into securities purchase agreements with Sabby Volatility Warrant Master Fund, Ltd. and Sabby Healthcare Master Fund, Ltd. (the “Purchasers”) pursuant to which the Company agreed, among other things, to issue warrants (each a “Warrant” and collectively, the “Warrants”) to purchase shares of the common stock of the Company (the “Common Stock”) to the Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder (“Regulation D”), and issued such Warrants on July 26, 2016, November 3, 2016 and January 11, 2017.

The Warrants issued on July 26, 2016 became exercisable on January 26, 2017.  The Warrants issued on November 3, 2016 and January 11, 2017 provide that they were exercisable beginning on the day that is the later of (i) the receipt of approval of the Company’s stockholders of a proposal to approve the issuance of the shares of common stock underlying the Warrants (the “Stockholder Approval”) or (ii) the six month anniversary of the date of issuance (the “Initial Exercise Date”).

Subject to limited exceptions, a holder of Warrants does not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion; provided, however, that upon prior notice to us, the holder may increase such percentage, but in no event to greater than 9.99% (collectively, the “Beneficial Ownership Limitation”). The exercise price and number of shares of Common Stock issuable upon exercising the Warrants are subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described therein. In addition, the Warrants are subject to reduction of the exercise price if we subsequently issue common stock or equivalents at an effective price less than the current exercise price of such Warrants.

The per share exercise price of the Warrants issued on July 26, 2016 is $5.10 and the per share exercise price of the Warrants issued on November 3, 2016 and January 11, 2017 is $5.40, and all such Warrants are exercisable for an aggregate of 868,079 shares of the Company’s Common Stock (adjusted to reflect the 1-for-30 reverse split of our common stock that was effected after trading on January 12, 2017).  If such warrants were exercised for cash at the current applicable exercise price with respect to all 868,079 shares of the Company’s Common Stock, such exercise would result in gross proceeds of approximately $4.65 million to the Company.

On February 15, 2017, the Company and the Purchasers entered into a letter agreement to encourage the Purchasers to exercise their Warrants on or before March 31, 2017.   The letter agreement provides that, in consideration for exercising the Warrants held by the Purchasers during the period beginning on February 15, 2017 to and including March 31, 2017 (the “Exercise Period”), the Company shall issue, promptly upon receipt of the cash exercise price for any exercise, to the Purchaser or its designee, a common stock purchase warrant (the “New Warrants”) pursuant to Section 4(a)(2) of the Securities Act, to purchase up to a number of shares of Common Stock equal to 100% of the number of shares issued pursuant to the Holder’s exercise of Warrants hereunder, which new warrant(s) shall have an exercise price equal to consolidated closing bid price of the Company’s Common Stock as quoted on The Nasdaq Capital Market on the date each New Warrant is issued. The letter agreement also (i) amends the definition of “Beneficial Ownership Limitation” in the Warrants to mean, solely for purposes of any exercises of Warrants that occur during the Exercise Period, “9.99%” and (ii) amends the Initial Exercise Date of the Warrants issued on November 3, 2016 and January 11, 2017 so that such Warrants are exercisable on or after the receipt of Stockholder Approval.  Since such Stockholder Approval was received on January 9, 2017, such Warrants are immediately exercisable as of the date of the letter agreement.

The New Warrants will be in the same form as the Warrants, except (i) the exercise price will not be subject to reduction for subsequent equity issuances at an effective price less than the current exercise price of the New Warrants and (ii) the New Warrants will not allow the holder to demand that the Company purchase the New Warrants from the Holder in the event of a fundamental transaction involving the Company.

On February 15, 2017, following the execution of the letter agreement described above, the Purchasers exercised Warrants to purchase shares of the Company’s Common Stock so that, after such exercise, the Purchasers owned, in the aggregate, 9.9% of the Company’s Common Stock.  The Company expects to receive gross proceeds of $563,863 in connection with such exercise and will issue the Purchasers New Warrants to purchase an aggregate of 104,419 shares of the Company’s Common Stock.  The New Warrants will have a per share exercise price of $4.99.

The foregoing is only a brief description of the material terms of the letter agreement and the New Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the letter agreement, which is filed as Exhibit 10.1 to this report, and the form of the New Warrants, which is filed as Exhibit 4.1 to this report, and each is incorporated by reference herein.

Item 3.02          Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this report is incorporated herein by reference.  The issuance of the New Warrants and the shares of Common Stock underlying such securities was or will be completed under the exemption provided by Rule 506 of Regulation D of the Securities Act and/or Section 4(a)(2) of the Securities Act.  Each of the investors has represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it is acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 3.03   Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 of this report is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

4.1	Form of Warrant

10.1	Letter Agreement dated February 15, 2017 among the Company, Sabby Volatility Warrant Master Fund, Ltd. and Sabby Healthcare Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE HEART, INC.

Dated: February 16, 2017	By:
/S/ CLAUDIA DRAYTON
Claudia Drayton, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant

10.1	Letter Agreement dated February 15, 2017 among the Company, Sabby Volatility Warrant Master Fund, Ltd. and Sabby Healthcare Master Fund, Ltd.